Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-164080) of UniTek Global Services, Inc.

(2) Registration Statement (Form S-8 No. 333-144946) of UniTek Global Services, Inc.

(3) Registration Statement (Form S-3 No. 333-174885) of UniTek Global Services, Inc.

(4) Registration Statement (Form S-3 No. 333-182158) of UniTek Global Services, Inc.

of our report dated August 22, 2012, with respect to the financial statements of Skylink LTD included in this Form 8-K/A dated November 29, 2012.

/s/  Pry Professional Group

Findlay, Ohio

November 29, 2012